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                                                                       EX10.42

                             EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT is made as of the 17th day of May, 1994,
                                                      ----        ---
and is by and between Advanced Technology Laboratories, Inc., a corporation of the State of Washington (hereinafter, "ATL"), and Edward Ray, an individual residing in Villanova, Pennsylvania (hereinafter, "Employee").

                                    RECITAL:
                                    -------

          WHEREAS, the Employee is presently an employee of Interspec, Inc. ("Interspec") and holds the position of President and Chief Executive Officer and as such has been and is expected to be a significant factor in the future growth and success of Interspec; and

          WHEREAS, ATL desires to induce the Employee to become employed by ATL in an executive capacity for a term certain commencing on the day of the "Effective Time of the Merger" as defined in the Agreement and Plan of Merger, dated February 10, 1994, among Advanced Technology Laboratories, Inc., ATL Sub Acquisition Corp., and Interspec (hereinafter referred to as the "Merger Agreement"), and based on the inducements hereinafter provided by ATL, the Employee desires to be employed by ATL on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound, the parties have agreed as follows:

          1.  Duties.  ATL agrees to employ Employee, and Employee agrees to
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enter the employment of ATL.  During the term of this agreement, Employee shall be employed by ATL in the capacity as the President and Chief Operating Officer of Interspec, reporting to the Chairman and Chief Executive Officer of ATL, and responsible for, among other things, the business affairs of Interspec and such other duties and responsibilities as are not inconsistent with the terms and conditions in this Agreement. Employee shall devote reasonable attention and time during normal business hours to the business and affairs of Interspec, and, to the extent necessary, to use reasonable best efforts to perform faithfully and efficiently those responsibilities.

          2.  Term.  Subject to Sections 4 and 5 hereof, the employment of
              ----
Employee by ATL shall commence on the day of the "Effective Time of the Merger" as defined in the Merger Agreement (hereinafter referred to as the "Effective Date"), and shall continue through April 14, 1997 unless terminated earlier in accordance with the provisions of this Agreement.
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          3. Compensation.
             -------------

          (a)  Base Salary.  During the period of his employment during the term
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of this agreement, Employee shall receive an annual base salary of not less than
Three Hundred Thousand Dollars ($300,000) (the "Base Salary") which shall be paid in equal installments in accordance with ATL's regular payroll practices. The Base Salary may be increased from time to time by the Compensation Committee of ATL's Board of Directors (the "Compensation Committee"). The Compensation Committee shall review the Base Salary at least annually. Any increase in Base Salary shall not serve to limit or reduce any other obligation to Employee under this Agreement. Base Salary shall not be reduced after any such increase and the term Base Salary as utilized in this Agreement shall refer to Base Salary as so increased.

          (b) Bonuses.  Employee shall receive an annual bonus of not less than
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$140,000 for each fiscal year at the time bonuses to other officers of ATL are paid or payable for such fiscal year as determined by the Compensation Committee of the Board of Directors of ATL; provided however, that each annual bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless Employee shall elect to defer the receipt of such Annual Bonus, and provided further that such Annual Bonus shall be pro rated for the fiscal year in which this Agreement expires or otherwise terminates. For purposes of this Agreement, the portion of the Employee's annual bonus equal to $140,000 shall hereinafter be referred to as the "Annual Bonus" and the portion, if any, of the Employee's annual bonus in excess of $140,000 shall hereinafter be referred to as the "Additional Bonus".

          (c)  Fringe Benefits.  The Employee shall be entitled to participate
               ---------------
in the same insurance, vacation and other fringe benefit programs of ATL as are provided to ATL's other executive officers. Nothing in this Agreement shall be construed to prevent ATL from amending its benefit programs from time to time, including an amendment to eliminate all or any portion of its programs. The Employee shall also be entitled to continue to participate in Interspec's Supplemental Executive Retirement Plan (the "SERP") which is incorporated into the Merger Agreement; however, the portion, if any, of the benefit accrued by the Employee under the SERP at his termination of employment which is in excess of his benefit accrued on the Effective Date shall be reduced (but not below zero) by the benefits accrued by the Employee after the Effective Date as a beneficiary under ATL's retirement plans. In addition, ATL shall provide to Employee a term life insurance policy in the face amount of $1,000,000 payable to such beneficiary or beneficiaries as shall be designated by Employee, and a long-term
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disability insurance policy providing annual benefits to the Employee equal to 60% of the Employee's Base Salary in the event of the long-term disability of the Employee. ATL shall also provide to Employee the full-time use of an automobile of a type satisfactory to Employee and substantially similar to the automobile provided to Employee under his December 23, 1993 employment agreement with Interspec.

          (d)  Equity Compensation.  The Employee shall be eligible to receive
               -------------------
options to purchase ATL common stock and to receive restricted stock awards of ATL common stock commensurate with those granted to the key employees of ATL.

          (e)  Reimbursement of Expenses.  Employee shall be entitled to incur
               -------------------------
reasonable business expenses in the performance of services for ATL. ATL will reimburse Employee for such expenses provided Employee shall complete an itemized expense report on forms provided by ATL, and furnish the report together with related receipts to ATL. If at any time ATL makes advances to Employee for any purpose, including advances for business expenses or for personal purposes, Employee hereby authorizes ATL to deduct, withhold, or divert from his compensation an amount equal to such advances outstanding on his last day of employment. If any outstanding advances relate to business expenses incurred in accordance with this Section of this Agreement, upon submission of a properly completed and substantiated expense report, ATL will release any amounts so deducted to Employee.

          (f)  Entire Compensation.  The compensation provided for in this
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Agreement is in full payment of the services to be rendered by the Employee to
ATL hereunder.

          4.  Death or Total Disability of the Employee.
              -----------------------------------------

          (a)  Death. In the event of the death of the Employee, this Agreement
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shall terminate effective as of the date of the Employee's death, ATL shall not have any further obligation or liability under this Agreement except that ATL shall pay to the Employee's estate: (i) the portion of the Base Salary earned by Employee but unpaid for the current or any prior year, prior to the date of death; and (ii) the pro rata portion of any Annual Bonus and Additional Bonus which Employee had earned for the current or any prior year, but not received prior to the date of death; and (iii) any other payments or benefits that the Employee is eligible to receive under any benefit or retirement plans or other arrangements that would, by their terms, apply.
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          (b)  Total Disability.  In the event of the Total Disability (as that
               ----------------
term is hereinafter defined) of the Employee for a period of 90 consecutive days, ATL shall have the right to terminate the Employee's employment hereunder by giving the Employee 20 days' written notice thereof, and upon expiration of such 20-day period, ATL shall not have any further obligation or liability under this agreement, except that ATL shall pay to the Employee: (i) the portion of the Base Salary earned by Employee but unpaid prior to the date of termination; and (ii) the pro rata portion of any Annual Bonus and Additional Bonus which Employee had earned for the current or any prior year, but not received prior to the date of termination; and (iii) any other payments or benefits that the Employee is eligible to receive under any benefit or retirement plans or other arrangements that would, by their terms, apply. Notwithstanding anything to the contrary set forth in this Section 4(b), the Employee shall continue to be paid his Base Salary until he becomes eligible to receive benefits under the long-term disability insurance policy referred to in Section 3(c) hereof. The term "Total Disability," when used herein, shall mean a mental or physical condition which in the reasonable opinion of the Compensation Committee renders the Employee unable or incompetent to carry out the job responsibilities held or tasks assigned at the time the condition was incurred, and which entitles Employee to receive payments under the long-term disability insurance policy referred to in Section 3(c) hereof.

          5.  Discharge by ATL.
              ----------------

          (a)  Discharge for Cause.  ATL may discharge the Employee and thereby
               -------------------
terminate his employment hereunder for the following reasons (hereinafter referred to as a "discharge for cause"): (i) the demonstrably willful and deliberate failure by Employee substantially to perform his material duties and obligations to ATL under this Agreement (other than a failure resulting from any illness, sickness, or physical or mental incapacity) which failure continues after ATL has given notice of the failure to Employee; or, (ii) the demonstrably willful and deliberate engaging by Employee in misconduct which materially is injurious to ATL. In the event that ATL shall discharge the Employee pursuant to this Section 5(a), ATL shall not have any further obligation or liability under this agreement, except that ATL shall pay to the Employee: (i) the portion of the Base Salary earned by Employee but unpaid prior to the date of termination; and (ii) the pro rata portion of any Annual Bonus and Additional Bonus which Employee had earned for the current or any prior year, but not received prior to the date of termination; and (iii) any other payments or benefits that the Employee is eligible to receive under any benefit or retirement plans or other arrangements that would, by their terms, apply. Notwithstanding the foregoing, the Employee shall have the notice period provided for in Section 5(e) hereof
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                                       5


within which to cure the stated reason for the discharge for cause to the reasonable satisfaction of ATL.

          (b)  Other Discharge by ATL.  If ATL shall discharge the Employee for
               ----------------------
any reason other than one specified in Section 5(a) above (hereinafter referred to as a "discharge without cause"), the Employee shall be entitled to receive:
(i) the portion of the Base Salary earned by Employee but unpaid prior to the date of termination; and (ii) the pro rata portion of any Annual Bonus and Additional Bonus which Employee had earned for the current or any prior year, but not received prior to the date of termination; and (iii) any other payments or benefits that the Employee is eligible to receive under any benefit or retirement plans or other arrangements that would, by their terms, apply; and
(iv) a termination payment equal to the Base Salary and Annual and Additional Bonuses that Employee would have been entitled to receive hereunder after the date of termination had this Agreement remained in effect through the end of the term specified in Section 2 above. At the election of Employee, such amount shall be payable either in a lump sum or in substantially equal monthly installments through April 14, 1997. During the balance of the period ending April 14, 1997 Employee shall also be entitled to continue to receive fringe and welfare benefits, described in Section 3(c) above, which are at least comparable to those to which he was entitled immediately prior to the termination of his employment, and shall continue to receive service credit for purposes of the SERP. If the terms of any welfare benefit plan of ATL does not permit continued participation by the Employee, then ATL shall arrange to provide to the Employee a benefit substantially similar to and materially no less favorable than the benefit he was entitled to receive under such plan at the end of the period of coverage. Finally, ATL will permit the Employee during a period of three months following his termination, upon written request, to execute a cashless exercise of all outstanding stock options previously granted to the Employee under any stock option plan maintained by ATL, whether or not such options are then exercisable, and to have all restricted stock grants and other forms of equity compensation, whether or not vested, vest immediately.

          (c)  Termination for Good Reason.  The Employee may terminate his
               ---------------------------
employment hereunder for Good Reason (as defined below). Upon any such termination, the Employee shall receive from ATL the same salary, bonus and other payments and employee fringe and welfare benefits that would be payable to the Employee pursuant to Section 5(b) hereof upon a discharge of the Employee without cause. For purposes of this Agreement, the term "Good Reason" shall mean the occurrence of any of the following events without the Employee's express written consent: (i) any failure by ATL to comply with any of the provisions of Section 3, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by ATL promptly after
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receipt of notice thereof given by Employee; or (ii) ATL's requiring the
Employee to be based at any office or location other than the location where Employee was employed immediately preceding the Effective Date or any office which is less than 30 miles from such location; or (iii) the assignment to the Employee of any duties materially inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1 or any other action by ATL which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; or (iv) any purported termination by ATL of Employee's employment otherwise than as expressly permitted by this Agreement; or (v) any failure by ATL to comply with and satisfy Section 9; provided that such successor has received at least ten days prior written notice from ATL or Employee of the requirements of Section 9. For purposes of this Section 5(c), any good faith determination of "Good Reason" made by Employee shall be conclusive.

          (d)  No Mitigation Required.  Upon a termination of the Employee's
               ----------------------
employment by ATL without cause or by Employee for Good Reason, the Employee shall have no obligation to seek other employment but shall not be prohibited from doing so, and no compensation paid to the Employee as the result of any other employment shall reduce any payment required to be made by ATL hereunder.

          (e)  Notice of Termination.  Any termination of the Employee's
               ---------------------
employment by ATL or by the Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10 hereof. A "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment. The Notice of Termination shall also specify a date of termination which shall be no earlier than 30 days after the Notice of Termination is given.

          (f)  No Set-Off.  ATL's obligation to make the payments provided for
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in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which ATL may have against Employee or others.

          6.  Expense Reimbursement; Payment of Disputed Amounts.
              --------------------------------------------------
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                                       7



          (a)  Expense Reimbursement.  In the event that any person asserts the
               ---------------------
invalidity of all or any part of this agreement and the Employee incurs legal fees or expenses in connection with defending the validity of all or a portion of this Agreement, ATL shall reimburse the Employee for all legal fees and costs the Employee so incurs.

          (b)  Payment of Disputed Amounts.  If there shall be any dispute
               ---------------------------
between ATL and Employee (i) in the event of any termination of Employee's employment by ATL, whether such termination was for Cause, or (ii) in the event of any termination of employment by Employee, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by Employee of the existence of Good Reason was not made in good faith, ATL shall pay all amounts, and provide all benefits, to Employee and/or Employee's family or other beneficiaries, as the case may be, that ATL would be required to pay or provide pursuant to Section 3 as though such termination were by ATL without Cause or by Employee with Good Reason; provided however, that ATL shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of Employee to repay all such amounts to which Employee is ultimately adjudged by such court not to be entitled.

          7.  Assignment Prohibited.  This Agreement is personal to Employee and
              ---------------------
may not be assigned by Employee either directly or indirectly or by operation of law without the prior written consent of ATL.

          8.  Binding Effect.  This Agreement inures to the benefit of the
              --------------
parties and is binding upon the parties, their heirs, personal representatives, successors and assigns. If the Employee should die while any amount would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this agreement to the Employee's devisee, legatee or other designee or, if there is no such designee, to the Employee's estate.

          9.  Successors.  ATL will require any successor (whether direct or
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indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of ATL to expressly assume and agree to perform this agreement in the same manner and to the same extent that ATL would be required to perform it if no such succession had taken place. Failure of ATL to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this agreement and shall entitle the Employee to compensation from ATL in the same amount and on the same terms as the
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                                       8


Employee would be entitled hereunder if the Employee terminated his employment for Good Reason.

          10.  Notices.  Any notices required or permitted under this Agreement
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may be delivered in person or may be sent to the parties at the addresses set forth below by certified or registered U.S. mail, postage prepaid, or by personal delivery to the party.

                              If to the Employee:

                              Edward Ray
                              c/o Interspec, Inc.
                              110 West Butler Avenue
                              Ambler, PA   19002-5795

                              If to ATL:

                              Advanced Technology Laboratories, Inc.
                              22100 Bothell Everett Highway
                              P.O. Box 3003
                              Bothell, Washington  98041-3003
                              Attn:  General Counsel

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

          11.  Enforceability.  If any provision of this Agreement shall be
               --------------
invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this agreement, as the case may require, and this agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

          12.  Entire Agreement.  This agreement together with ATL's Employment
               ----------------
Agreement Relating to Inventions, Patents, and Confidential Information constitutes the entire understanding and agreement by and between the parties with respect to Employee's employment, and supersedes any other agreements or understandings between the parties either written or oral.
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                                       9



          13.  Amendments.  Any amendment to this Agreement, including any
               ----------
extension or renewal of the term of employment of the Employee, shall be made in writing and signed by the parties hereto.

          14.  Construction.  This Agreement shall be construed and enforced in
               ------------
accordance with the laws of the State of Washington, and shall be enforced in the State of Washington.

          15.  Waiver.  No claim or right arising out of a breach or default
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under this agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is in writing and executed by the aggrieved party hereto or his or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.
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          16.  Counterparts.  This agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

Executed by the parties as of the day and year first above written.


                        /s/ Edward Ray
Advanced Technology     ____________________________
Laboratories, Inc.               Edward Ray

    /s/ Dennis C. Fill
By: ____________________________

Title: Chief Executive Officer
       _______________________